Independent Auditors' Report


Board of Directors and Shareholders
HealthAxis.com, Inc.
East Norriton, Pennsylvania

We have audited the accompanying consolidated balance sheets of HealthAxis.com, Inc. and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1999 and for the period from March 26, 1998 (inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 18, on January 7, 2000, the Company acquired Insurdata, Incorporated and has accounted for that acquisition using the purchase method of accounting. In addition, as described in Note 19, on June 30, 2000, the Company agreed to sell substantially all of the assets related to its retail website and as of that date has accounted for the disposal of the retail website as a discontinued operation. The continuing operations of HealthAxis.com, Inc. and Subsidiaries are principally those of Insurdata Incorporated.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of HealthAxis.com, Inc. and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the year ended December 31, 1999 and for the period from March 26, 1998 (inception) through December 31, 1998, in conformity with generally accepted accounting principles.


March 16, 2000, except for
Notes 10, 11, 12, 13, 18 and 20 which are as of September 29, 2000 Notes 5, 7, 8 and 19 which are as of October 13, 2000

                              HealthAxis.com, Inc.

                      Restated Consolidated Balance Sheets
                 (in thousands, except per share and share data)

December 31,                                                                            1999                 1998
--------------------------------------------------------------------------------------------------------------------

Assets
Current assets
     Cash and cash equivalents                                                 $      56,444        $       1,724

     Other assets                                                                        369                  125
--------------------------------------------------------------------------------------------------------------------

Total current assets                                                                  56,813                1,849

Deferred acquisition costs                                                               750                   --

Equipment and software, net of accumulated depreciation of
     $12 in 1999 and $10 in 1998                                                         159                  218

Assets held for sale                                                                   7,204               12,902


--------------------------------------------------------------------------------------------------------------------
Total assets                                                                   $      64,926        $      14,969
--------------------------------------------------------------------------------------------------------------------

           See accompanying notes to consolidated financial statements

                              HealthAxis.com, Inc.
                      Restated Consolidated Balance Sheets
                 (in thousands, except per share and share data)


December 31,                                                                              1999               1998
--------------------------------------------------------------------------------------------------------------------

Liabilities and Stockholders' Equity

Current liabilities
     Accounts payable and accrued expenses                                     $         5,434      $       2,012
--------------------------------------------------------------------------------------------------------------------


Commitments and contingencies

Preferred stock Series A $.13 cumulative, redeemable and
     convertible
         Authorized 953,980 shares
         Issued and outstanding 545,916 shares                                              --              2,470

Preferred stock Series B $.13 cumulative, redeemable and
     convertible
         Issued and outstanding 625,529 shares                                           2,804              2,735
--------------------------------------------------------------------------------------------------------------------

                                                                                         2,804              5,205
--------------------------------------------------------------------------------------------------------------------

Stockholders' equity
     Preferred stock, $1 par value
     Authorized 20,000,000 shares for all issues
         Series A
              Issued and outstanding 545,916 shares                                        546                 --
         Series C
              Issued and outstanding 1,526,412 shares                                    1,526                 --
         Series D
              Issued and outstanding 333,334 shares                                        333                 --
     Common stock, no par value
         Authorized 100,000,000 shares
         Issued and outstanding 20,587,311 shares in 1999 and
              16,172,760 shares in 1998                                                 70,506              9,060
     Additional paid-in capital                                                         18,285              3,482
     Accumulated (deficit)                                                             (34,508)            (4,790)
--------------------------------------------------------------------------------------------------------------------

Total stockholders' equity                                                              56,688              7,752
--------------------------------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity                                     $        64,926      $      14,969
--------------------------------------------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                              HealthAxis.com, Inc.
                 Restated Consolidated Statements of Operations
                 (in thousands, except share and per share data)

                                                                                                      Period from
                                                                                                        March 26,
                                                                                                             1998
                                                                                                      (inception)
                                                                                    Year ended            through
                                                                                  December 31,       December 31,
                                                                                          1999               1998
-------------------------------------------------------------------------------------------------------------------

Revenue
     Interactive commission and fee revenue                                       $         --        $        --
-------------------------------------------------------------------------------------------------------------------

Expenses
     Operating                                                                             504                277
     Sales and marketing                                                                   447                134
     General and administrative                                                          3,345              2,716
-------------------------------------------------------------------------------------------------------------------

Total expenses                                                                           4,296              3,127
-------------------------------------------------------------------------------------------------------------------

Operating (loss)                                                                        (4,296)            (3,127)

Interest and other income                                                                  451                  2
Interest expense                                                                            (9)              (141)
-------------------------------------------------------------------------------------------------------------------

Loss from continuing operations                                                         (3,854)            (3,266)
Loss from discontinued operations                                                      (25,864)            (1,524)
------------------------------------------------------------------------------------------------------------------
Net (loss)                                                                             (29,718)            (4,790)

Dividends on preferred stock                                                              (129)              (106)
-------------------------------------------------------------------------------------------------------------------

Net (loss) applicable to common stock                                             $    (29,847)            (4,896)
===================================================================================================================
Loss per share of common stock (basic and diluted)
     Continuing operations                                                        $      (0.23)       $     (0.24)

     Discontinued operations                                                             (1.54)             (0.11)
                                                                                    -----------         ----------
     Net loss                                                                     $      (1.77)       $     (0.35)
===================================================================================================================
Weighted average common shares and equivalents used
     in computing loss per share
         Basic and diluted                                                          16,808,000         14,027,000
===================================================================================================================

          See accompanying notes to consolidated financial statements.

                              HealthAxis.com, Inc.
            Restated Consolidated Statements of Stockholders' Equity
                        (in thousands, except share data)



                                    Preferred Stock           Preferred Stock       Preferred Stock
                                        Series A                 Series C               Series D
                                    Shares     Amount        Shares     Amount      Shares    Amount
------------------------------------------------------------------------------------------------------

Balance, March 26, 1998                        $    --                  $    --              $   --
Stock dividend on a 14:1 basis
Capital contribution from parent
company
Stock options and warrants issued
HPS note conversion
Dividends on preferred stock
Net (loss)
------------------------------------------------------------------------------------------------------
Balance, December 31, 1998
Reclassification of preferred stock     545,916      546
Additional contribution from parent
company
Preferred shares issued, net of                              1,526,412    1,526     333,334     333
issuance costs
Common shares issued, net of
issuance costs
Warrants issued for services
Exercise of stock options

Dividends on preferred stock
Net loss
------------------------------------------------------------------------------------------------------
Balance, December 31, 199               545,916  $   546     1,526,412  $ 1,526     333,334  $  333
------------------------------------------------------------------------------------------------------

[RESTUBBED TABLE]



                                               Common Stock        Additional   Accumu-
                                                                    Paid-In      lated
                                            Shares    Amount        Capital    (Deficit)   Total
-------------------------------------------------------------------------------------------------

Balance, March 26, 1998                                $  --      $    --    $    --   $     --
Stock dividend on a 14:1 basis           12,250,000                                          --
Capital contribution from parent
company                                   1,557,395     3,001       3,473                 6,474
Stock options and warrants issued                                     115                   115
HPS note conversion                       2,365,365     6,059          --                 6,059
Dividends on preferred stock                                         (106)                 (106)
Net (loss)                                                                    (4,790)    (4,790)
-------------------------------------------------------------------------------------------------
Balance, December 31, 1998                16,172,760    9,060       3,482     (4,790)     7,752
Reclassification of preferred stock                                 1,854         --      2,400
Additional contribution from parent                                    87         --         87
company
Preferred shares issued, net of                                    10,223         --     12,082
issuance costs
Common shares issued, net of              4,362,051    61,347                            61,347
issuance costs
Warrants issued for services                                        2,768         --      2,768
Exercise of stock options                    52,500        99          --         --         99

Dividends on preferred stock                                         (129)       --        (129)
Net loss                                                                     (29,718)   (29,718)
-------------------------------------------------------------------------------------------------
Balance, December 31, 199                20,587,311 $ 70,506    $  18,285  $ (34,508)  $ 56,688
-------------------------------------------------------------------------------------------------


          See accompanying notes to consolidated financial statements.

                              HealthAxis.com, Inc.
                 Restated Consolidated Statements of Cash Flows
                             (dollars in thousands)

                                                                                                      Period from
                                                                                                        March 26,
                                                                                                             1998
                                                                                                      (inception)
                                                                                    Year ended            through
                                                                                  December 31,       December 31,
                                                                                          1999               1998
===================================================================================================================
Cash flows from operating activities
     Net (loss)                                                                   $    (29,718)       $    (4,790)

     Adjustments to reconcile net loss to net cash (used in)
         operating activities
              Issuance of common stock in lieu of interest on
                  HPS note                                                                  --                106
              Depreciation and amortization                                             16,283              1,172
              Noncash compensation expense                                                 120                 61
              Premium on conversion of HPS convertible note                                 --                953
              Write-off of software costs                                                  749                 --
              Changes in assets and liabilities
                  (Increase) in assets
                      Prepaid interactive marketing expense                             (4,730)            (9,300)
                      Other assets                                                        (244)               (70)
                  Increase in liabilities
                      Accounts payable and accrued expenses                              3,422              2,012
===================================================================================================================

Net cash (used in) operating activities                                                (14,118)            (9,856)
===================================================================================================================

Cash flows from investing activities
     Purchases of equipment and software                                                (3,814)            (1,520)
     Payment of deferred acquisition costs                                                (750)
===================================================================================================================

Net cash (used in) investing activities                                                 (4,564)            (1,520)
------------------------------------------------------------------------------------------------------------------
===================================================================================================================

           See accompanying notes to consolidated financial statements


                                                                                                      Period from
                                                                                                        March 26,
                                                                                                             1998
                                                                                                      (inception)
                                                                                    Year ended            through
                                                                                  December 31,       December 31,
                                                                                          1999               1998
-------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities
     Principal payments on capital lease                                          $     (125)          $      --
     Net proceeds from sales of common stock                                          61,445               3,000
     Net proceeds from sales of preferred stock                                       12,082               5,100
     Proceeds from issuance of HPS convertible note                                       --               5,000
-------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                             73,402              13,100
-------------------------------------------------------------------------------------------------------------------

Increase in cash and cash equivalents                                                 54,720               1,724

Cash and cash equivalents at beginning of period                                       1,724                  --
-------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of period                                        $   56,444           $   1,724
-------------------------------------------------------------------------------------------------------------------
Noncash financing activities

     Fair value of warrants issued by HAI and HealthAxis                          $      278           $   2,994
     Issuance of warrants in connection with alliance
         agreements                                                               $    2,719           $      --
     Additional contribution from parent company                                  $       87           $      --
     Issuance of common stock on conversion of HPS note                           $       --           $   5,000
     Equipment acquired under capital leases                                      $      154           $      --

     Dividends on preferred stock                                                 $      129           $     106
------------------------------------------------------------------------------------------------------------------
Other supplemental disclosure
     Interest paid                                                                $       9            $      --
------------------------------------------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

1.      Nature of                  HealthAxis.com, Inc. ("HealthAxis" or "the
                                   Company") was incorporated on Operations
                                   March 26, 1998 to sell health insurance
                                   products online.

                                   HealthAxis is a subsidiary of HealthAxis Inc. ("HAI") (formerly Provident American Corporation), which as of December 31, 1999 owned 66.9% of HealthAxis' capital stock.

                                   On December 7, 1999, the Company announced that HealthAxis and Insurdata Incorporated, a subsidiary of UICI, had signed a definitive agreement to merge the two companies which was completed on January 7, 2000. See Note 18 for additional information.

                                   On January 26, 2000, HAI and HealthAxis
                                   entered into an Agreement and Plan of
                                   Reorganization and an Agreement and Plan of Merger pursuant to which HAI will acquire all of the outstanding shares of HealthAxis it does not currently own through the merger of HealthAxis with a wholly-owned subsidiary of HAI as described in Note 18. The merger is subject to both HAI and HealthAxis shareholder approval and is expected to be completed during the first quarter of 2001.

                                   On June 30, 2000, HealthAxis entered into an agreement to sell substantially all of the assets related to the retail website including the next version of its website user interface as well as certain other assets to Digital Insurance, Inc. ("Digital"). This transaction is referred to as the Digital Sale. See Note 19 for additional information.

                                   The continuing operations of HealthAxis are principally those of its merged divisions related to Insurdata.

2.      Restated Financial         These financial statements have been
        Statements                 restated  to reflect  the  discontinued
                                   operations associated with the Digital Sale
                                   (as described in Note 20).

3.      Summary of                 Principles of Consolidation
        Significant
        Accounting                 The  consolidated  financial  statements
        Policies                   include the accounts of HealthAxis and all
                                   of its subsidiaries. All significant
                                   intercompany accounts andtransactions have been eliminated. The consolidated financial activity and amounts of HealthAxis and subsidiaries are also included in the consolidated financial statements of HAI.

                                   Use of Estimates


                                   The preparation of financial statements in conformity with Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the reported amounts of revenues, expenses, assets, and liabilities and disclosure of contingencies. Actual results could differ from those estimates.

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

                                   Cash and Cash Equivalents


                                   Cash and cash equivalents consist of highly liquid investments with maturities of three months or less from date of purchase. HealthAxis maintains its cash accounts at one commercial bank. Cash accounts at the bank often exceed amounts that are insured by the Federal Deposit Insurance Corporation.

                                   Prepaid Interactive Marketing Expense


                                   Prepaid interactive marketing expense
                                   represents cash and other consideration paid to Internet portals in accordance with distribution arrangements for exclusivity and advertising impressions. Payments related to exclusivity and advertising are allocated based upon the terms in the agreement. The fair value of warrants issued are allocated to exclusivity and advertising in direct proportion to amounts paid. Amounts related to exclusivity are amortized on a straight-line basis over the respective contract term. Amounts related to advertising impressions are expensed as impressions are delivered under the respective agreements. If the contract is silent as to the allocation of costs, then the amounts are amortized on a straight line basis over the contract term. See Note 7 and Note 19 for additional information.

                                   Prepaid Alliance Agreements


                                   Prepaid alliance agreements represent the fair value of warrants issued to business partners. The cost associated with services provided in accordance with each agreement is amortized on a straight-line basis over the life of the agreement, or if no term exists in the agreement, over the term of the warrants granted. See Note 8 and Note 19 for additional information.

                                   Equipment and Software


                                   Equipment and software are recorded at cost.
                                   Expenditures for improvements that increase the estimated useful lives of the assets are capitalized. Expenditures for repairs and maintenance are charged to operations as incurred. Depreciation and amortization is provided using the straight-line method over the estimated useful lives of the assets. Upon sale or retirement, the cost of the asset and the related accumulated depreciation and amortization are removed from the accounts and the resulting gain or loss, if any, is included in operations. See
                                   Note 5 and Note 19 for additional
                                   information.

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

                                   During 1998, HealthAxis adopted Statement of
                                   Position 98-1, "Accounting for the Costs of
                                   Computer Software Developed or Obtained for
                                   Internal Use." Accordingly, direct internal and external costs associated with the development of the features, content and functionality of www.healthaxis.com,
                                   HealthAxis' website, incurred during the application development stage, have been capitalized, and are amortized on a straight line basis over the estimated useful life.

                                   Computer hardware and software are
                                   depreciated over three years and furniture is depreciated over seven years.

                                   The Company has evaluated all software
                                   development projects, that were in progress as of December 31, 1999, to determine whether it was probable that any of the projects would be placed in service. Based on that evaluation, the Company expects to complete and put in service all software development projects that existed as of that date.

                                   Start-Up Costs


                                   In accordance with Statement of Position No.
                                   98-5, "Reporting on the Costs of Start-Up
                                   Activities", start-up costs have been
                                   expensed as incurred.

                                   Recognition of Revenue


                                   The Company sells insurance policies as an agent over the Internet and receives a monthly commission and policy fee on each policy every month in which a policy the Company sold is in effect with the insurance carrier. Commissions are determined based on a percentage of the premium received by the insurance carrier partner as stipulated by the Company's contract with the insurance carrier partner. Policy fees are a flat rate received for each policy in effect in a specific month. Commissions are received from every insurance carrier, whereas policy fees are received from select insurance carriers as determined by the Company's contract with the insurance carrier partner. Due to the Digital Sale all revenues are included as a component of discontinued operations. See
                                   Note 19 for additional information.

                                   Deferred Acquisition Costs


                                   The Company has deferred the costs associated with the pending merger with Insurdata. These costs include legal, accounting and investment banking services. These costs will be included as a component of the purchase price upon consummation of the merger.

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

                                   Income Taxes


                                   Effective April 1999, HealthAxis is no longer eligible to participate in the consolidated federal income tax return of HAI. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. See Note 15 for additional information.


                                   Loss Per Share of Common Stock


                                   HealthAxis presents basic and diluted
                                   earnings per share. Equivalents, including warrants, stock options, and preferred stock, were anti-dilutive for all periods presented.


                                   Reclassifications and Restatements of Prior
                                   Year Amounts


                                   Certain prior year amounts have been
                                   reclassified to conform to the current year's presentation including the restatements related to discontinued operations.

                                   Impairment of Long-Lived Assets


                                   The Company reviews its long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS No. 121"), and on a quarterly basis. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to undiscounted pre-tax future net cash flows expected to be generated by that asset. An impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the fair value of the assets. To date no such impairment has been recognized.

                                   SFAS 121 requires that the Company group assets at the lowest level for which there are identifiable cash flows that are independent of cash flows of other groups of assets. The Company will group assets at the entity level since the goodwill resulting from acquisition of Insurdata will be evaluated concurrently. The fair market value of impaired assets will be determined using discounted cash flows.

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

                                   Stock Options and Warrants - Nonemployees


                                   The Company accounts for all options and warrants granted to nonemployees in accordance with Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"). (See Note 9 for additional information.)

                                   Stock Options and Warrants - Employees and
                                   Directors


                                   The Company has elected to continue to
                                   account for stock-based compensation for employees and directors using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and to provide additional disclosures with respect to the pro forma effects of adoption had the Company recorded compensation expense as provided in FAS 123. (See Note 9 for additional information)

                                   In accordance with APB No. 25, compensation cost for stock options is recognized in income based on the excess, if any, of the quoted market price of the stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock.


                                   Recent Accounting Standards

                                   In June 1998, the Financial Accounting
                                   Standards Board issued SFAS No. 133,
                                   "Accounting for Derivative Instruments", as amended by SFAS 137. SFAS 137 delays the effective date of implementation of SFAS 133 by one year. SFAS 133 established accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities and measure those instruments at fair market value. Presently, HealthAxis does not use derivative instruments either in hedging activities or as investments. Accordingly, HealthAxis believes that adoption of SFAS 133 will have no impact on its financial positions or results of operations.

                                   In December 1999, the Securities and Exchange Commission staff released Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB No. 101"), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 did not impact the Company's revenue recognition policies.

                                   In March 2000, the Emerging Issues Task Force ("EITF") reached consensus position in EITF Issue No. 00-2 "Accounting for Website Development Costs". This pronouncement provides guidance in accounting for such costs. The Company believes that the adoption of EITF No. 00-2 has no impact on its financial position or results of operations.

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

4.      Losses and                 The Company has incurred costs to develop
        Uncertainties              and enhance its technology,  to create and
                                   introduce  its website and to establish
                                   marketing, insurance carrier andclaims
                                   administration relationships. As a
                                   result, the Company has incurred significant losses and expects to continue to incur losses through December 31, 2000. As discussed in Notes 18 and 19, the Company has changed its focus and sold assets related to its retail website and concentrated its efforts in promoting the operations of Insurdata Incorporated which was acquired in January, 2000.

                                   Insurdata is focused exclusively on providing Internet connectivity technology solutions and enterprise application integration services to both healthcare payers and those entities involved in the digital distribution of health insurance. Insurdata has an established revenue base and services insurance companies that underwrite policies, independent entities that administer claims processing and payment, Blue Cross/Blue Shield plans, and self-insured employers. HealthAxis plans to offer a platform of web-enabled software applications and services to insurance payers.

                                   During 1999, HealthAxis raised approximately
                                   $76,690 through the sale of its preferred stock ($12,807) and its common stock ($63,883). The net proceeds have been used to fund amounts due under its distribution agreements with the balance to be used by HealthAxis for its working capital and other general purposes. As a result of the fund raising activities described above, HealthAxis believes that is has sufficient working capital to fund operations for the foreseeable future.

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

5.      Equipment and            Equipment and software, at cost, consisted of
        Software                 the following:

                                                                         Estimated
                                                                      Useful Lives           December 31,
                                                                           (Years)          1999           1998
                                  --------------------------------------------------------------------------------
                                  Leasehold improvements                   5         $        65    $        --
                                  Furniture and equipment                  7                  47             --
                                  Computer hardware                        3                  59            228
                                  Computer software                        3                  --             --
                                  Capitalized software
                                      development costs                    3                  --             --
                                  --------------------------------------------------------------------------------
                                  Total                                                      171            228
                                  Less accumulated
                                      depreciation and
                                      amortization                                           (12)           (10)
                                  --------------------------------------------------------------------------------
                                  Total equipment and software                       $       159    $       218
                                  --------------------------------------------------------------------------------

6.      Accounts Payable         Accounts Payable and Accrued expenses consisted
        and Accrued              of the following:
        Expenses


                                  December 31,                                             1999           1998
                                  --------------------------------------------------------------------------------
                                  Accounts payable                                   $     1,438    $       481
                                  Due to affiliate                                            --             93
                                  Dividends payable                                          129             --
                                  Accrued financing fees                                   1,277             --
                                  Accrued merger costs                                       460             --
                                  Accrued payroll and benefits                               177             --
                                  Accrued professional fees                                  387             --
                                  Other accrued expenses                                   1,345          1,093
                                  Accrued taxes                                              117             10
                                  Employee withholdings                                       25              3
                                  Unearned e-commerce revenue                                 --            332
                                  Deferred revenue                                            50             --
                                  Capital lease                                               29             --
                                  --------------------------------------------------------------------------------

                                  Total accounts payable and accrued expenses        $     5,434    $     2,012
                                  --------------------------------------------------------------------------------

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

7.      Distribution               In 1998,  HealthAxis  entered into  various
        Agreements                 distribution  agreements  with AOL,
                                   CNET, SNAP! And Lycos. Under these
                                   agreements,  these internet portals promoted
                                   HealthAxis' products to the online users of their websites. The initial terms of the agreements range from 12 to 15 months with the last agreement expiring in August 2000.

                                   In 1999 and 1998, HealthAxis made payments and issued warrants, valued using the Black Scholes Option Pricing Model, aggregating $16,970 which have been charged to prepaid interactive marketing expense. The amounts deferred were allocated based on the terms of each contract between exclusivity and impression advertising costs, which totaled $3,527 and $13,443, respectively. During 1999 and 1998, $3,242 and $11,352 and $381 and
                                   $204 were charged to expense representing exclusivity and impression advertising, respectively.

                                   During 1999 and 1998, a total of 830,082,353
                                   and 10,244,130 impressions on HealthAxis' website by Internet subscribers were delivered as a result of the agreements.

                                   Each agreement provides for a renewal term ranging from 12 to 28 months for aggregate payments of $47.6 million starting in February 2000. HealthAxis has chosen not to exercise its option to renew its agreement with AOL for an additional term and accordingly, will not pay a $33.5 million renewal fee. In 2000, approximately $1,160 was paid under the initial agreements with its distribution partners.

                                   In 1999, HealthAxis entered into a
                                   distribution agreement with Yahoo! that
                                   provided for a guaranteed number of
                                   impressions. The initial term was for five months beginning in September 1999 at a cost of $725.

                                   In February 2000, HealthAxis renewed the contract with Yahoo!. Total payments of $2,128 were to be paid under the terms of the contract. In August 2000, the contract was terminated with a total of $2,853 paid to Yahoo! over the life of the contracts.

                                   Upon termination of the Yahoo! contract, all distribution agreements have either been canceled or expired.

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

8.      Prepaid Alliance           During 1999, HealthAxis has negotiated
        Agreements                 several strategic  alliance  agreements
                                   which  provide  for the  issuance of
                                   warrants to purchase 762,500 shares of
                                   HealthAxis common stock of which 612,500 can be exercised at prices ranging from $4.40-$20.00. Warrants to purchase 250,000 common shares will be valued based upon the HAI stock prior to the completion of each event as stipulated in the contract.

                                   The warrants have been valued using the Black Scholes Option Pricing Model at $2,719 and are being amortized on a straight-line basis over the term of each agreement or the expected life of the warrants if there is no contract term. Amortization of $436 has been charged to operations as a result of the agreements during 1999.

                                   Under the terms of each agreement, the
                                   alliance partner has agreed to provide, among other things:

                                   o    Insurance products to be offered on
                                        the Company's web site;
                                   o    Underwriting, billing, claims
                                        processing services;
                                   o    Technical support for the development
                                        of 3D imaging technology solutions;
                                   o    Consulting related to internet
                                        advertising;
                                   o    Technical support for the design of
                                        Internet insurance products.

                                   The amortization related to these agreements began in May 1999 and extends through June of 2002.

                                   All of the rights and obligations under the terms of these agreements will be assigned to the acquirer of the retail insurance operations. As a result, any warrants issued by HealthAxis for future services will be cancelled or will expire. See Note 19 for additional information.

                                   As a result of the sale of the retail
                                   website, there will not be any future benefit related to these agreements or continued vesting in relation to these warrants. Warrants which are vested may be exercised until they expire in two to four years. Therefore, the prepaid costs associated with these warrants are included in Assets Held for Sale on these restated financial statements and the amortization is included in the sale of discontinued operations on June 30, 2000.

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

9.      Stock Options              Options
        and Warrants

                                   HealthAxis has a stock option plan, which provides for the granting of options to directors and key employees of HealthAxis and its subsidiaries.

                                   During 1998, HealthAxis adopted the 1998
                                   Stock Option Plan (the "1998 Stock Option
                                   Plan"), which provides for the award of
                                   options and stock purchase rights
                                   (collectively "Awards") to purchase
                                   HealthAxis common stock. Exercise prices are based on 90% of the per share price paid in private placement transactions with unaffiliated third parties for grants prior to May 1999 and 100% of the per share price paid in private placement transactions with unaffiliated third parties thereafter.

                                   During 1998 options to purchase 991,000, 309,000 and 50,000 shares were granted to Michael Ashker, Chief Executive Officer, Alvin H Clemens, Chairman of the Board, and Michael Beausang, the Company's former Secretary, respectively, and are immediately exercisable at a price of $1.77 per share having a term of 10 years. Mr. Clemens' option to purchase HealthAxis shares has been terminated by mutual agreement. Options to purchase 460,000 shares of HealthAxis common stock awarded at $1.77 per share were awarded to officers and employees. These options have a term of five years and vest at a rate of 25% of the initial award on the grant date, 25% of the initial award on February 1, 1999 and the balance in quarterly installments thereafter. Options to purchase an additional 96,500 shares of common stock were granted to officers and employees at an exercise price of $4.00 per share. Such options have a term of five years and vest at a rate of 25% of the initial award on the grant date, 25% of the initial award on November 20, 1999 and the balance in quarterly installments thereafter.

                                   During 1999, HealthAxis amended the 1998
                                   Stock Option Plan to increase the number of shares available pursuant for issuance of options to 8,600,000. Options granted in 1999 have a term of ten years and vest at a rate of 20-33% of the initial award on the grant date, with the balance vesting in quarterly installments over 2-5 years. Of the options granted, options to purchase 200,000, 75,000, 60,000 and 20,000 shares were granted to Mr. Ashker, Mr. Felder, Mr. Hankinson and Ms. del Rossi, respectively. Mr. Ashker, Mr. Felder, Mr. Hankinson and Ms. del Rossi are executive officers of HealthAxis.

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

                                   Stock Purchase Rights ("SPRs") may be granted either alone, in addition to, or in tandem with other awards granted under the Stock Option Plan. SPRs may not be granted at less than 85% of the fair market value on the date of grant (or 100% of the fair market per share for ten percent shareholders) unless otherwise determined at the time of grant. Under the terms of the 1998 Stock Option Plan, the SPRs shall include a stock repurchase option exercisable by HealthAxis if the employee is terminated, voluntarily or involuntarily, following the receipt of the restricted stock.

                                   The following table lists changes in
                                   outstanding stock options for the HealthAxis plan:

                                                                                           Weighted
                                                                                            Average
                                                                              Weighted      (Years)      Weighted
                                                                  Number      Average      Remaining     Average
                                                                    of        Exercise    Contractual      Fair
                                                                  Shares       Price         Life         Value
                                 ----------------------------------------------------------------------------------

                                 Granted during 1998             1,956,500     $   1.88                    $  0.38

                                 Outstanding, December 31, 1998
                                      Exercisable                1,515,000
                                                                                   1.77                       0.36
                                      Exercisable
                                                                    24,125         4.00                       0.80
                                      Not exercisable
                                                                   345,000         1.77                       0.36
                                      Not exercisable
                                                                    72,375         4.00                       0.80
                                 Total outstanding               1,956,500
                                                                                   1.88                       0.38

                                              1999
                                 Granted                           445,500     $   4.00                    $  0.80
                                 Granted                           758,371         5.77                       3.71
                                 Granted                           700,750        12.00                       7.80
                                 Exercised                                         1.88
                                                                    52,500
                                 Canceled/Expired                                  3.09
                                                                   732,400
                                 Outstanding, December 31, 1999
                                      Exercisable                1,274,021
                                                                                   1.77           3.7         0.36
                                      Exercisable
                                                                   146,333         4.00           2.3         0.80
                                      Exercisable
                                                                   111,332         5.77           8.4         3.71
                                      Exercisable
                                                                    70,670        12.00           9.1         7.80
                                      Not exercisable
                                                                   123,854         1.77           3.7         0.36
                                      Not exercisable
                                                                   145,667         4.00           2.3         0.80
                                      Not exercisable
                                                                   597,764         5.77           8.4         3.71
                                      Not exercisable
                                                                   606,580        12.00           9.1         7.80
                                          Total outstanding      3,076,221         5.14


                                   Prior to the announcement of the merger of HAI and HealthAxis (the "HAI merger"), the fair value of HealthAxis' stock was based upon the value of its common and preferred stock sold in various private placements of its stock during 1999. All options and warrants granted subsequent to the announcement of the HAI merger will be measured for compensation purposes using the fair value of HAI's stock.


                                   In January and February 2000, the Company granted options to acquire approximately 1,200,000 common shares at $15.00 per share. The fair value of HAI common stock on the grant dates approximated $29.00 per share. As a result, the Company will amortize, for financial accounting purposes, compensation costs of approximately $16,800 over the 3-4 year vesting period of the options.


                                   The Company has adopted the disclosure-only provisions of SFAS 123 "Accounting for Stock Based Compensation." Accordingly, no compensation cost has been recognized for stock option and warrant grants to employees and employee-directors. The Company continues to account for stock-based compensation using the intrinsic value method prescribed in APB opinion No. 25, "Accounting for Stock Issued to Employees'. Compensation cost for stock options, if any, is measured as the excess of the fair market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Compensation cost for shares issued under a performance share plan is recorded based upon the current market value of the Company's stock at the end of each period. Had compensation cost for HealthAxis stock option grants been determined based on the fair value at the date of grants in accordance with the provisions of SFAS No. 123, HealthAxis would have amortized the cost over the vesting period of the option. HealthAxis' 1999 and 1998 net loss and net loss per common share would have been increased to the following pro forma amounts:

                                  December 31,                                              1999           1998
                                  --------------------------------------------------------------------------------
                                  Net loss applicable to common
                                      Shares
                                           As reported                               $   (29,847)  $    (4,896)
                                           Pro forma                                 $   (31,277)  $    (5,492)

                                  Net loss applicable to common
                                      shares for basic and diluted
                                           As reported                               $     (1.77)  $     (0.35)
                                           Pro forma                                 $     (1.86)  $     (0.39)

                                   The fair value of the options and warrants granted during 1999 and 1998 are estimated on the date of grant using the Black Scholes Option Pricing Model. The major assumptions used and the estimated fair value include no dividends paid, an expected term of five years, an expected stock volatility of 1%, a risk free interest rate of 4.48%. The weighted average fair value of options granted in 1999 and 1998 was $.36 and $.38, respectively.

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)


                  Warrants

                  The following table presents warrants activity for 1999 and 1998:

                                                                                  Weighted
                                                                                   Average
                                                                   Weighted        (Years)        Weighted
                                                     Number        Average        Remaining       Average
                                                       of          Exercise      Contractual        Fair
                                                     Shares         Price           Life           Value
                  ----------------------------------------------------------------------------------------
                  Granted during 1998               300,000       $   1.77

                  Outstanding, December 31, 1998
                       Exercisable                  300,000           1.77
                       Not exercisable                   --             --
                             Total outstanding      300,000           1.77

                               1999
                  Granted                           825,500           8.21
                  Exercised                              --             --
                  Canceled/Expired                       --             --
                  Outstanding, December 31, 1999
                       Exercisable                  300,000           1.77             8.5          $0.56
                       Exercisable                  150,000           4.40             3.8           0.23
                       Exercisable                    7,500          12.00             3.8           0.08
                       Exercisable                   63,000           5.77             3.8
                       Exercisable                   10,000          20.00             3.9           0.05
                       Exercisable                   50,000          15.23             2.4           0.07
                       Not exercisable               30,000          13.80             4.5           0.07
                       Not exercisable               75,000          14.50             4.2           0.07
                       Not exercisable              150,000          16.00             4.5           0.06
                       Not exercisable               40,000          20.00             3.9           0.05
                       Not exercisable              250,000             (1)
                             Total outstanding    1,125,500                                         $4.77

                  (1) The price of these warrants is determined based upon the fair market price of the shares on the date in the future when the options are earned, which is based upon performance criteria.

                  In 1998, HAI issued warrants to purchase 420,000 shares of HAI common stock of which 400,000 warrants were issued to Lynx Capital Group, LLC ("Lynx") (see Note 17) and 20,000 warrants were issued to Robinson, Lerer and Montgomery for services rendered or to be rendered to HealthAxis. The fair value of the warrants issued amounting to $757 has been accounted for as a capital contribution from HAI. During 1999 and 1998, $330 and $409 have been charged to operations, as a result of services performed under the terms of the agreements.

                  Lynx (1) provided introduction and frame work for negotiations with AOL, CNet and Lycos; (2) negotiated and structured the HPS (Health Plan Services, Inc.) convertible note; and (3) engaged and directed a third party website technology firm to build the retail website.

                  The fair value of the warrants granted above was estimated on the date of grant using the Black Scholes Option Pricing Model. The major assumptions used included no dividends and expected term of 3 years, an average expected stock volatility of 92.5%, and a risk free interest rate of 4.48%. The weighted average fair value of the warrants granted was $8.21.

10. Series A      During 1998, HealthAxis issued a total of 545,916 shares of
    Convertible   HealthAxis Cumulative Convertible Series A Preferred Stock,
    Preferred     par value $1.00. (the "Series A Preferred Stock") to Provident
    Stock         Indemnity Life Insurance Company ("PILIC"), a subsidiary of
                  HAI which was sold in November 1999, for a total of $2,400.
                  Initially, PILIC purchased 405,886 shares of Series A
                  Preferred Stock at $5.91 per share. The Stock Purchase
                  Agreement for Series A Preferred Stock with PILIC contained a price adjustment provision that would require HealthAxis to issue to PILIC additional shares of Series A Preferred Stock if HealthAxis sold other shares of common or preferred stock to another investor at a lower price. As a result of the sale of Series B Preferred Stock to AOL at $4.40 per share,
                  HealthAxis issued an additional 140,030 shares of Series A
                  Preferred Stock to PILIC so that PILIC's price per share would also equate to $4.40 per share.

                  Upon issuance, holders of the Series A Preferred Stock were entitled to cumulative dividends at an annual rate of $0.13 per share. The shares were mandatorily redeemable by the Company during the redemption period at the original issue price ($4.40 per share) plus any amount that would yield a 10% annualized return. As a result of an amendment to the Series A Preferred Stock Certificate of Designation in 1999, holders of the Series A Preferred Stock are now entitled to receive dividends as declared by the Board of Directors of HealthAxis at its discretion. Also, in 1999, all of the mandatory redemption provisions were removed. As a result, the Series A Preferred Stock has been reflected as a component of stockholders' equity in 1999.

                  In 1999, HAI purchased all Series A Preferred Stock from PILIC and transferred 100,000 shares to AHC Acquisition, Inc. ("AHC"), a newly formed Pennsylvania business corporation, owned by Mr. Alvin H. Clemens (HealthAxis' and HAI's chairman), for no consideration. In conjunction with the merger described in Note 18, all of the Series A
                  Preferred Stock will be converted into common stock of HAI.

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

                  Shares of Series A Preferred Stock are convertible at any time, at the option of the holder, into HealthAxis common stock at a price equal to the original issuance price ($4.40 per share) divided by the conversion price which is defined as the original issuance price adjusted for future issuances of HealthAxis common stock as defined in the Preferred Stock Certificate of Designation.

                  Holders of the Series A Preferred Stock are entitled to vote on all matters as to which holders of common stock are entitled to vote. The holders of each share of Series A Preferred Stock are entitled to the number of votes equal to the nearest whole number of shares of HealthAxis common stock into which the holder's Series A Preferred Stock is convertible. Generally, the holders of Series A Preferred Stock shall vote together with the holders of HealthAxis common stock as one class.

                  In the event of any dissolution, liquidation or winding up of the affairs of HealthAxis, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of HealthAxis and all amounts owed to the Series B, Series C and Series D Preferred Stock or any other class of securities of HealthAxis having a dividend payment or other distribution preference senior to the Series A Preferred Stock (the "Series A Senior Stock"), the holders of Series A Preferred Stock shall be entitled to receive $4.40 in cash for each share of Series A Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share up to the fixed date for distribution, before any distribution may be made to the holders of HealthAxis common stock. Each Preferred Stock Certificate of Designation includes additional provisions related to liquidation and the order of payment as it relates to each series of Preferred Stock.

                  The Series A Preferred Stock is not subject to any sinking fund or other similar provisions. The holders of Series A Preferred Stock are not entitled to any preemptive rights

11. Series B      During 1998, HealthAxis issued 625,529 shares of Series B
    Redeemable    convertible preferred stock, par value $1.00 per share (the
    Convertible   "Series B Preferred Stock") to AOL at $4.40 per share for an
    Preferred     aggregate purchase price of $2,750, less issuance costs
    Stock         amounting to $51, of which a portion was used to pay amounts due to AOL under their distribution agreement with the Company. In conjunction with the merger described in Note 18, all of the Series B Preferred Stock will be converted into common stock of HAI.

                  Holders of the Series B Preferred Stock are entitled to vote on all matters as to which holders of common stock are entitled to vote. The holders of each share of Series B Preferred Stock are entitled to the number of votes

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

                  equal to the nearest whole number of shares of HealthAxis common stock into which the holder's Series B Preferred Stock is convertible. Generally, the holders of Series B Preferred Stock shall vote together with the holders of HealthAxis common stock as one class.

                  As a result of an amendment to the Preferred Stock Certificate of Designation in 1999, holders of the Series B Preferred Stock are entitled to receive such dividends as declared by the Board of Directors of HealthAxis in its discretion at a rate as specified by the Preferred Stock Certificate of Designation.

                  In the event of any dissolution, the holders of Series B Preferred Stock shall be entitled to receive, out of the assets of HealthAxis legally available for distribution to its shareholders, the amount of $4.40 in cash for each share of Series B Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share up to the fixed date for distribution, before any distribution may be made to the holders of HealthAxis common stock, or any series of Series B Junior Stock, including the Series A, Series C and Series D Preferred Stock. If, after payment or provision for payment of the debts and other liabilities of HealthAxis, the remaining net assets of HealthAxis are not sufficient to pay the holders of the Series B Preferred Stock the full amounts of their preference, the holders of Series B Preferred Stock would share ratably in any distribution of assets. After payment or provision for payment of the debts and other liabilities of HealthAxis and the full preference amount due to the holders of any Series of preferred stock, Series A, Series B, Series C and Series D Preferred Stock and the HealthAxis common stock will be entitled to receive on a pro rata basis the remaining assets of HealthAxis available for distribution to its shareholders. The relative value of a share of Series A, Series B, Series C and Series D Preferred Stock for this purpose shall be determined on an as converted basis.

                  Holders of the Series B Preferred Stock have the option, exercisable upon request of the holders of 51% of the outstanding shares of Series B Preferred Stock within six months after the later of the occurrence of a Trigger Event as defined below or notice of a Trigger Event, to cause HealthAxis to redeem any or all of the shares of Series B Preferred Stock requested to be redeemed, at a redemption price per share equal to the original issuance price (subject to adjustment to reflect stock splits, stock dividends, stock contributions, recapitalizations and similar occurrences) plus an amount that would yield a total annualized return of 10% calculated daily and compounded annually from the later of either the original issuance date or the date on which the holder acquired the shares

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

                  of Series B Preferred Stock through the date of redemption. Notice of the exercise of the optional redemption rights with respect to the Series B Preferred Stock must be given to the Company pursuant to the notice of optional redemption provision contained in the Certificate of Designation related to the Series B Preferred Stock.

                  Trigger Event is any of the following:

                  o January 31, 2002, if by then HealthAxis has not consummated an underwritten public offering for its account of common stock pursuant to a registration statement filed under the Securities Act of 1993, as amended, at a net offering price per share of Common Stock that represents a pre-offering market capitalization of no less than $150.0 million and with aggregate proceeds (net of underwriting discounts and commissions) to HealthAxis of not less than $25.0 million;

                  o HealthAxis' failure to renew or any material breach by any party other than AOL or termination of the interactive marketing agreement;

                  o The date of the occurrence of a liquidation of HealthAxis;

                  o March 31, 1999, if by then HealthAxis has not consummated a Qualified Financing (a transaction yielding aggregate gross proceeds to HealthAxis of not less than $7.0 million at a price per share of common stock equal to at least $3.74);

                  o May 31, 1999, if by then HealthAxis has not consummated a Second Qualified Financing (a transaction yielding aggregate gross proceeds to HealthAxis of not less than $3.5 million at a price per share of Common Stock equal to at least $3.74).

                  On January 31, 2000, the initial term of HealthAxis' interactive marketing agreement with AOL expired and HealthAxis chose not to renew this agreement. Accordingly, one of the above definitions of Trigger Events has been met and AOL has the option to require HealthAxis to redeem its shares. Other than the expiration of the interactive marketing agreement, none of the Trigger Events that could have occurred in 1999 actually occurred. Additionally, HealthAxis does not expect additional Trigger Events to occur.

                  Shares of Series B Preferred Stock are convertible at any time, at the option of the holder, into HealthAxis common stock at a price equal to the original issuance price ($4.40 per share) divided by the conversion price which is defined as the original issuance price adjusted for future issuances of HealthAxis common stock as defined in the Certificate of Designation related to the Series B Preferred Stock.

                  The Series B Preferred Stock is not subject to any sinking fund or other similar provisions. The holders of Series B Preferred Stock are not entitled to any preemptive rights.

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

                  In connection with AOL's purchase of the Series B Preferred Stock, HealthAxis and AOL entered into a Registration Rights Agreement ("Registration Agreement") which sets forth the rights of AOL in connection with the public offering of HealthAxis' common stock acquired in connection with the conversion of Series B Preferred Stock or other shares of common stock acquired through the exercise of warrants granted to AOL.

                  Under its Registration Agreement, AOL has the right to demand registration of its shares of common stock or to have its shares of common stock included in a registration statement prepared at the request of HealthAxis or another HealthAxis shareholder.


12. Series C      On March 30, 1999, HealthAxis issued 1,526,412 shares of
    Convertible   HealthAxis Series C convertible preferred stock at $5.77 per
    Preferred     share (the "Series C Preferred Stock"), for an aggregate
    Stock         purchase price of $8,807, less issuance costs of $684 and the value of HealthAxis warrants issued in connection with the issuance of Series C Preferred Stock to an investment banker for services rendered in connection with the Series C
                  Preferred Stock Offering valued at $278. In conjunction with the merger described in Note 18, all of the Series C Preferred
                  Stock will be converted into common stock of HAI.

                  Holders of the Series C Preferred Stock are entitled to vote on all matters as to which holders of common stock are entitled to vote. The holders of each share of Series C Preferred Stock are entitled to the number of votes equal to the nearest whole number of shares of common stock into which the holder's Series C Preferred Stock is convertible. Generally, the holders of Series C Preferred Stock shall vote together with the holders of HealthAxis common and preferred stock as one class.

                  Holders of the Series C Preferred Stock will be entitled to dividends, on a pari passu basis with the holders of Series D Preferred Stock, accruing from the date of issue, as such dividends are declared by the Board of Directors of HealthAxis at its discretion at a rate as specified by the Preferred Stock Certificate of Designation.

                  In the event of any distribution, liquidation or winding up of the affairs of HealthAxis, whether voluntary or otherwise, after payment or provisions for payment of debts an other liabilities of HealthAxis and payment of all amounts owed to the holders of the Series B Preferred Stock, the holders of the Series C Preferred Stock shall be entitled to receive on a pari passu basis with the holders of Series D Preferred Stock, out of the assets of HealthAxis legally available for distribution to its shareholders, an amount in cash equal to $5.77 ("Series C Offering

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

                  Price") per share for each share of Series C Preferred Stock, plus an amount equal to all dividends accrued and unpaid, if any, on each such share up to the date fixed for distribution, before any distribution may be made to the holders of HealthAxis common stock, the Series A Preferred Stock or any Series C Junior Stock.

                  The Series C Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions.

                  Shares of Series C Preferred Stock are convertible at any time, at the option of the holder, into HealthAxis common stock at a price equal to the original issue price ($5.77 per share) divided by the conversion price which is defined as the original issuance price adjusted for future issuances of HealthAxis common stock as defined in the Certificate of Designation related to the Series C Preferred Stock.

13. Series D      On July 12, 1999, HealthAxis issued 333,334 shares of
    Convertible   HealthAxis Series D convertible preferred stock to Intel
    Preferred     Corporation at $12 per share (the Series D Preferred Stock")
    Stock         for an aggregate purchase price of $4,000, less issuance costs of $40. The net proceeds of approximately $3,960, will be used for working capital and other general corporate purposes, including marketing expenses, web site enhancements, salary expenses and advertising and promotional expenses of HealthAxis. In conjunction with the merger described in Note
                  18, all of the Series D Preferred Stock will be converted into common stock of HAI.

                  In connection with the HealthAxis Series D offering, HealthAxis Amended and Restated Articles of Incorporation were amended to authorize an additional 500,000 shares of HealthAxis Preferred Stock.

                  Holders of the Series D Preferred Stock are entitled to vote on all matters as to which holders of common stock are entitled to vote. The holders of each share of Series D Preferred Stock are entitled to the number of votes equal to the nearest whole number of shares of common stock into which the holder's Series D Preferred Stock is convertible. Generally, the holders of Series D Preferred Stock shall vote together with the holders of HealthAxis common and preferred stock as one class.

                  Holders of the Series D Preferred Stock will be entitled to dividends, on a pari passu basis with the holders of Series C Preferred Stock, accruing from the date of issue, if such dividends are declared by the Board of Directors of HealthAxis at its discretion at a rate as specified by the Preferred Stock Certificate of Designation.

                  In the event of any distribution, liquidation or winding up of the affairs of HealthAxis, whether voluntary or otherwise, after payment or provisions for payment of the debts and other liabilities of HealthAxis and payment of all amounts owed to the holders of the Series B Preferred

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

                  Stock, the holders of the Series D Preferred Stock shall be entitled to receive, on a pari passu basis with the holders of the Series C Preferred Stock out of the assets of HealthAxis legally available for distribution to its shareholders, an amount in cash equal to $12.00 ("Series D Offering Price") per share for each share of Series D Preferred Stock, plus an amount equal to all dividends accrued and unpaid, if any, on each such share up to the date fixed for distribution, before any distribution may be made to the holders of HealthAxis common stock for the Series A Preferred Stock.

                  The Series D Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions.

                  Shares of Series D Preferred Stock are convertible at any time, at the option of the holder, into HealthAxis common stock at a price equal to the original issue price ($12.00 per share) divided by the conversion price which is defined as the original issuance price adjusted for future issuances of HealthAxis common stock as defined in the Certificate of Designation related to the Series D Preferred Stock.

14. Stockholders' Amounts included in Additional Paid-In Capital include the
    Equity and    fair value of warrants issued by HealthAxis or HAI for
    Dividend      services rendered or to be rendered to HealthAxis.
    Restrictions
                  In August 1998, the Board of Directors declared a 14-for-1 stock dividend of HealthAxis common stock. All share amounts have been restated to reflect the effects of this dividend.

                  During 1998, HealthAxis issued a 5.5% convertible note to HPS for cash of $5,000 which was subsequently converted, together with accrued interest, into 2,365,365 shares of common stock. The note was originally convertible into a 12.5% interest in the Company. As a result of AOL's desire to be the most senior security upon investment, HealthAxis agreed to give HPS an additional 2.5% interest in the Company upon conversion of their note to common stock. As a result, the inducement was valued at $953 and was charged to operations with a corresponding credit to additional paid in capital.

                  On May 11, 1999, HealthAxis completed a private placement of 516,051 shares of HealthAxis common stock to a group of accredited investors at $12 per share for an aggregate purchase price of $6,193, less issuance costs of $2. The net proceeds of $6,191, have and will be used by HealthAxis for working capital and other general corporate purposes, including marketing expenses, web site enhancements, salary expenses and advertising and promotional expenses. Investors purchasing HealthAxis common stock were provided with registration rights.

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

                  On December 7, 1999, HealthAxis completed a private placement of 3,846,003 shares of HealthAxis common stock to a group of accredited investors and HAI at $15 per share for an aggregate purchase price of approximately $57,690 less issuance costs estimated to approximate $2,533. HAI purchased 133,333 shares in the transaction for approximately $2,000. The net proceeds will be used for HealthAxis' working capital and other general corporate purposes, including marketing expenses.

                  Dividends paid by HealthAxis to holders of HealthAxis common stock are subject to restrictions set for in the Certificates of Designation related to the Series A, Series B, Series C and Series D Convertible Preferred Stock. HealthAxis has not nor does it anticipate paying a cash dividend in the foreseeable future.

15. Income Taxes  Significant components of deferred taxes consisted of the following:

                  December 31,                                1999         1998
                  -------------------------------------------------------------

                  Deferred tax assets
                      Start-up expenses                    $ 1,366       $1,707
                      Net operating loss carryforwards      11,006           --
                      Other, net                              (307)         (33)
                  -------------------------------------------------------------

                                                            12,065        1,674
                  Valuation allowance for deferred tax
                      Assets                                12,065        1,674
                  -------------------------------------------------------------

                  Net deferred tax assets                  $    --       $   --
                  =============================================================

                  HealthAxis has a net operating loss carryforward ("NOL's") of approximately $29,000, which is available to offset its future taxable income through 2014. However, a certain amount of the NOL's are subject to annual limitations, thereby significantly reducing their ultimate utilization. Additionally, the utilization of these NOL's, if available, to reduce future income taxes will depend on the generation of sufficient taxable income prior to their expiration.

                  HealthAxis has established a valuation allowance for deferred tax assets reflecting uncertainty as to whether the deferred tax asset is realizable. The change in the valuation allowance in 1999 amounting to $10,391 results primarily from the increase in net operating loss carryforwards.

16. Commitments   During 1999, HealthAxis entered into capital lease obligation
    and           with an outside party in the amount of $154 on data processing
    Contingencies and other equipment, which are included in property and equipment. The obligation at December 31, 1999 was $29 with $9 of interest being paid on the lease, with payments of $29 due in 2000.

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

                  HealthAxis leases office space in San Francisco, CA with a term ending July 31, 2002. Payments through December 31, 1999 were $27, with payments of $55, $55 and $32 in 2000, 2001, and 2002, respectively.

                  During 1999, HealthAxis and HAI entered into a settlement agreement with HPS at no cost to resolve a number of disputes that had arisen between HAI and HPS relative to HPS' performance of administrative services under the outsourcing agreement and between HealthAxis and HPS relative to HealthAxis' performance under the E-Commerce Agreement and the HPS stock purchase agreement for HealthAxis common stock.

                  The settlement agreement provided for the following:

                  o HPS and HAI and its subsidiaries, including HealthAxis, granted each other a mutual release of all claims in connection with each party's performance under the agreements;

                  o HPS purchased the remaining outstanding shares of one of PILIC's subsidiaries for $1,500, which was set off against service fees owed by HAI to HPS;

                  o HPS exercised a warrant granted in 1998 pursuant to the terms of the E-Commerce Agreement for 100,000 shares of HAI's common stock for $900, which was set off against service fees owed by HAI to HPS; and

                  o HAI agreed to pay the remaining balance of the service fees owed by it to HPS in the amount of $1,267 on or before June 30, 1999.

                  Litigation

                  HealthAxis is involved in disputes and litigation in the normal course of business. Management is of the opinion that neither the litigation nor the claims (if any) will have a material adverse effect on the results of operations or financial position of HealthAxis.

                  Government Legislation and Regulation

                  HealthAxis' business is subject to a changing legislative and regulatory environment. Some of the proposed changes include initiatives to restrict insurance pricing and the application of underwriting standards and healthcare reform. Proposals on national healthcare reform have been under consideration that could significantly change the way

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

                  healthcare is financed and provided. The effects on HealthAxis of comprehensive healthcare reforms, if enacted, may have a material adverse impact upon the ability of HealthAxis to profitably engage in the sale of accident and health insurance products.

17. Related       Michael Ashker, the Chief Executive Officer and President of
    Party         HAI and HealthAxis also served as the sole manager of Lynx
    Transactions  through December 1999. Lynx is party to a consulting agreement with HAI whereby Lynx provided various services to HealthAxis during 1998 approximating $23 in fees and expenses as well as warrants to purchase 400,000 shares of HAI common stock. These warrants were expensed and recorded as an equity investment by HAI as determined using the Black Scholes option pricing model.

                  A former Director of HealthAxis and HAI, is a partner in a law firm which provides legal services to HealthAxis which approximated $64 and $100 for the years ended December 31, 1999 and 1998, respectively.

                  A technology consulting firm owned by HealthAxis' former Chief Information Systems Officer provided information systems consulting services to HealthAxis approximating $1,398 and $690 for the periods ended December 31, 1999 and 1998, respectively.

18. Mergers       Merger of Insurdata into HealthAxis.com

                  On December 7, 1999, HealthAxis, and Insurdata Incorporated, a subsidiary of UICI announced the signing of a definitive agreement to merge the two companies. The combined entity will retain the HealthAxis.com name. Under the terms of the transaction, Insurdata's shareholders will receive approximately 50 percent of the newly combined company. The transaction closed on January 7, 2000.

                  In accordance with the terms of the Merger Agreement, each outstanding share of Insurdata common stock (the "Insurdata Common Stock"), was converted into the right to receive 1.33 shares (the "Exchange Ratio") of HealthAxis common stock (the "HealthAxis Common Stock"). HealthAxis issued 21,807,567 shares of HealthAxis Common Stock to Insurdata shareholders. UICI received 18,943,678 shares of HealthAxis Common Stock, an additional 2,439,885 shares of HealthAxis Common Stock which are held by the voting trust (described herein) and other shareholders of Insurdata received 424,004 shares of HealthAxis Common Stock. Subsequent to such date, 10,103,217 shares of HealthAxis Common Stock held by UICI were transferred to a voting trust. See "Voting Trust Agreements."

                  The merger of Insurdata and HealthAxis was accounted for by HealthAxis under the purchase method of accounting in accordance with APB No. 16 whereas HealthAxis, by virtue of its holding a majority of the voting interest was determined to be the accounting acquirer. As a

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

                  result, the net assets of Insurdata will be recorded at their fair value with the excess of the HealthAxis purchase price over the fair value of the net assets acquired being goodwill is being amortized on a straight-line basis over twenty years.

                  The Merger Agreement provides that each option to purchase shares of Insurdata Common Stock under Insurdata's stock option plans which are outstanding on the Effective Date, whether or not exercisable, shall be converted into and become a right to purchase shares of HealthAxis Common Stock, generally in accordance with the terms of the Insurdata stock option plans and Insurdata option agreements pursuant to which such options were granted, except that from and after the Effective Date, (i) the number of shares of HealthAxis subject to each Insurdata option shall be equal to the number of shares of Insurdata Common Stock subject to such option prior to the Effective Date multiplied by the exchange ratio (with fractional shares rounded down to the nearest share and cash being payable for any fraction of a share) and (ii) the exercise price per share of HealthAxis Common Stock purchasable thereunder shall be that specified in the Insurdata option divided by the exchange ratio (rounded up to the nearest one hundredth).

                  On the date of merger, HealthAxis converted options to purchase 1,834,500 shares of Insurdata Common Stock into options to purchase 2,439,885 shares of HealthAxis Common Stock. The fair value of the HealthAxis options granted to Insurdata optionholders was determined using the Black Scholes option pricing model and was included in the purchase price of Insurdata.


                  The Merger is intended to constitute reorganization under
                  Section 368(a) of the Internal Revenue Code of 1986, as amended.

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

                  The chart below identifies the equity ownership of HealthAxis Common and Preferred Stock before and after the merger of Insurdata. The chart excludes options and warrants to purchase HealthAxis stock.

                                                          March 14, 2000             December 31, 1999
                  ----------------------------------------------------------------------------------------

                                                       Shares      Percentage       Shares      Percentage
                  ----------------------------------------------------------------------------------------
                  HAI                                15,801,644       34.8%       15,801,644       66.9%
                  UICI and subsidiaries              17,810,229       39.2%          866,551        3.7%
                  AHC acquisition                       100,000        0.2%          100,000        0.4%
                  Other shareholders'  interest
                                                     11,714,199       25.8%        6,850,310       29.0%
                  ----------------------------------------------------------------------------------------

                  Total                              45,426,072      100.0%       23,618,505      100.0%
                  ========================================================================================

                  Voting Trust Agreements


                  The Merger Agreement also provides for a voting trust agreement (the "Voting Trust Agreement") which established a trust to hold shares of Insurdata Common Stock which are currently held of record by UICI, but as to which UICI has granted options to purchase such shares to certain employees of Insurdata pursuant to its Insurdata Founders' Program. These shares were converted into 2,439,885 shares of HealthAxis Common Stock in the Merger. The initial trustees of this trust are Michael Ashker, Alvin Clemens, Edward W. LeBaron, Jr. and Henry Hager (the "Trustees"). All of the initial Trustees are also directors of HAI and Messrs. Ashker and Clemens are also directors and officers of HealthAxis. Pursuant to the terms of the Voting Trust Agreement, a majority of the Trustees have the power to vote the shares held by the trust in their discretion at all meetings of shareholders or pursuant to actions by unanimous consent. The Voting Trust Agreement terminates upon the earlier of the distribution of the shares subject to such agreement or July 1, 2003. Upon the termination of this Voting Trust Agreement or upon any dissolution or total or partial liquidation of HealthAxis, whether voluntary or involuntary, the Trustees shall direct that all shares remaining in the Trust and all moneys, securities, rights or property attributable to the shares be distributed to UICI.

                  Following the completion of the Insurdata merger, UICI, and Messrs. Ashker, LeBaron and Maloney entered into a voting trust agreement ("the UICI Voting Trust") which provides for the establishment of a trust to hold 10,103,217 shares of HealthAxis common stock held by UICI. The initial trustees of the UICI Voting Trust are Michael Ashker,

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

                  Edward W. LeBaron, Jr. and Dennis B. Maloney who are referred to as the trustees. All of the trustees are also directors of HealthAxis and Messrs. Ashker and LeBaron are directors of HAI. Messrs. Ashker and Maloney are also officers of HealthAxis. A majority of the trustees have the power to vote the shares held by the UICI Voting Trust in their discretion at all meetings of shareholders or pursuant to actions by unanimous consent. UICI retains dispositive power and the ability to receive all dividends on the shares held in the UICI Voting Trust. Pursuant to the UICI Voting Trust agreement, if one of the trustees is no longer able to serve as trustee, the other two trustees may select by unanimous vote a new trustee from the members of the board of directors of HAI or HealthAxis who are not selected by UICI. The UICI Voting Trust agreement also provides that if UICI decides to sell any of its shares of HealthAxis common stock, half of the shares sold must be shares subject to the UICI Voting Trust. The UICI Voting Trust agreement terminates upon the earlier of February 11, 2020; such time as UICI owns less than 20% of the outstanding common stock of HealthAxis or HAI; upon another person acquiring 51% or more of the outstanding shares of HealthAxis; or July 31, 2000 if transactions contemplated by the merger of HealthAxis into HealthAxis Acquisition Corporation are not completed.

                  The UICI Voting Trust agreement, dated February 11, 2000, was amended, effective July 31, 2000, to among other things, extend the termination date of the trust if the reorganization is not consummated to March 31, 2001, and revise the procedure by which a successor trustee is elected. The amended agreement also reduced the shares in the trust to 6,433,069 shares.

                  Technology Outsourcing Agreement

                  In accordance with the Merger Agreement, UICI and its affiliates and Insurdata shall enter into a Technology Outsourcing Agreement pursuant to which Insurdata will provide UICI and its affiliates with technology support services, data processing services and other software and hardware based services.

                  UICI Registration Rights Agreement

                  HealthAxis and UICI also entered into a registration right agreement that provides for the registration of HealthAxis shares received by UICI in the Merger.

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

                  HealthAxis Merger with HealthAxis Acquisition Corporation

                  On December 7, 1999, HAI announced plans to move forward with its original plan to merge with its subsidiary, HealthAxis. Management of the respective companies signed the merger agreement on January 26, 2000. HAI's board of directors approved the merger on January 26, 2000 and on the same date HealthAxis' board of directors also approved the merger. On September 28, 2000, HAI, HealthAxis and HealthAxis Acquisition Corp., the wholly-owned subsidiary of HAI, entered into the Amended and Restated Agreement and Plan of Reorganization (the "Amended and Restated Merger Agreement") which provides for the merger of HealthAxis with the wholly-owned subsidiary of HAI, pursuant to which shareholders of HealthAxis will receive shares of HAI common stock in exchange for their shares of HealthAxis (the "Reorganization").

                  The Amended and Restated Merger Agreement, which amends the Agreement and Plan of Reorganization dated January 26, 2000, as subsequently amended on March 27, 2000, among other things, revises the number of shares of HAI's common stock that will be exchanged for each outstanding share of HealthAxis common stock from 1.127 shares to 1.334 shares. The Amended and Restated Merger Agreement also amends certain of the representations and warranties, extends the date for termination of the merger by either party to March 31, 2001, and provides HealthAxis with the ability to terminate the merger if HAI has not met certain conditions by October 31, 2000. Under the Amended and Restated Merger Agreement, HealthAxis may terminate the Reorganization if HAI is not unconditionally and irrevocably released from the guarantee agreement with Hannover Life Reassurance Company of America by October 31, 2000. HAI and Hannover Life Reassurance Company of America are in the process of negotiating a settlement regarding the outstanding amount.

                  As a result of these changes, HAI intends to file an amendment to its Registration Statement on Form S-4 to reflect these changes as well as respond to SEC Staff comments.

                  The merger documents provide for the merger of HealthAxis with and into a newly formed, wholly owned subsidiary of HAI. As a result of the merger, HealthAxis will cease to exist, and the former shareholders of HealthAxis will become shareholders of HAI. The HAI subsidiary will continue as the surviving corporation of the merger and will retain all of its separate corporate existence, with all its rights and powers unaffected by the merger. The merger is subject to both HAI and HealthAxis shareholder approval.

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

                  HealthAxis anticipates that the merger will constitute a tax free "reorganization" within the meaning of the Internal Revenue Code of 1986.

                  HealthAxis anticipates that HAI will issue a total of approximately 39,629,133 shares of HAI common stock to HealthAxis shareholders in the merger. It is also anticipated that HAI will issue up to approximately 7,068,046 shares of HAI common stock upon the exercise of options and warrants to purchase HealthAxis common stock to be assumed by HAI.

                  Based on the number of shares of HAI common stock to be issued in the merger, excluding shares subject to stock options and warrants to be assumed by HAI, following the merger, existing HAI shareholders will own approximately 25% and former HealthAxis shareholders will own approximately 75% of the outstanding common stock of HAI. The merger will be accounted for by HAI as a purchase of minority interest in which the preferred and common stock of HealthAxis will be converted into HAI common stock eliminating all minority interest in HealthAxis.

                  HealthAxis options and warrants outstanding will be exchanged for options and warrants in HAI. As a result of the merger and exchange, a remeasurement of the HealthAxis options is anticipated. As a result of the remeasurement, the fair value of options exchanged in the merger will be included as additional consideration. The allocation to unearned compensation for unvested options is based upon the intrinsic value of options exchanged. It is anticipated that unearned compensation will be amortized over the remaining vesting period of the options, averaging three to five years.

                  Out of pocket costs which are anticipated to include legal, accounting and investment advisory costs will be included as additional consideration in the purchase of minority interest as discussed above.

                              HealthAxis.com, Inc.
               Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

19. Discontinued  On June 30, 2000, as amended on September 29, 2000, HealthAxis
    Operations    entered into an Asset Purchase Agreement to sell certain
                  assets used in connection with its retail website to Digital
                  Insurance, Inc. ("Digital"). Included in the sale was the retail website's current and next generation of the retail website user interface (the presentation layer of the website that includes the graphical templates that create the look and feel of the website), all existing in-force insurance policies, certain physical assets, and agreements, including, but not limited to portal marketing agreements and agreements related to the affiliate partner program. The consideration to be received by the Company in return for these assets consists of: $500,000 in cash at closing, a $500,000 note at closing, ongoing license fees, a technology services contract, and an 11% equity interest in Digital. Under the Asset Purchase
                  Agreement, either party has the right to terminate the transaction if these conditions and other conditions in the Asset Purchase Agreement are not satisfied by September 15,
                  2000. The transaction was completed on October 13, 2000. No assurances can be given as to whether or not the transactions will be completed or, if completed, the timing thereof, the receipt of required contractual approvals, or the completion of the necessary conditions. In accordance with Accounting
                  Principle Board Opinion No. 30, HealthAxis has accounted for the disposal of the retail website as a discontinued operation at June 30, 2000. The operating results of HealthAxis' eDistribution Group are reported as discontinued operations as of the measurement date of June 30, 2000 and financial statements are restated for all periods presented.

                  In connection with this transaction, HealthAxis and Digital entered into a Software License and Consulting Agreement that provides HealthAxis with: a perpetual nonexclusive license to use and sublicense, subject to certain restrictions, the user interface sold to Digital Insurance; licensing fees over the next 30 months of $3.0 million for software owned by HealthAxis that will be used by Digital in conjunction with the user interface it purchased; and service fees over the next 12 months of a minimum of $3.0 million for services relating to customizing, maintaining and upgrading the user interface and other software.

                              HealthAxis.com, Inc.
              Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)

                       Results of discontinued operations:

                                                                                      From
                                                                                    Inception
                                                              Year Ended              through
                                                              December 31,          December 31,
                                                                  1999                  1998
                                                              ------------         -------------
  Interactive commission and fee revenue                        $      291           $       -

   Expenses:
   Operating and development                                         5,504                 535
   Sales and marketing                                              19,652               1,161
   General and administrative                                        1,000                (172)

                                                                ----------           ---------
   Total expenses                                                   26,156               1,524
                                                                ----------           ---------

   Loss from discontinued operations                             $ (25,865)          $  (1,524)
                                                                ==========           =========




                   Assets held for sale at December 31, 1999:

                                                                          December 31,    December 31,
                                                                              1999            1998
                                                                          ------------    ------------
Prepaid interactive marketing expense                                       $ 1,790        $ 11,654
Prepaid alliance agreements, net of accumulated
amortization of $436                                                          2,282              --

Property, equipment and software, less accumulated
amortization of $1,076 in 1999 and $43 in 1998                                3,132           1,248
                                                                            -------        --------

Total assets held for sale                                                  $ 7,204        $ 12,902
                                                                            -------        --------

                              HealthAxis.com, Inc.
              Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)


20. Subsequent Events   o On May 24, 2000, the board of directors of HealthAxis
                          repriced 1,773,050 existing options. The options affected had original exercise prices ranging from $12.00 to $15.00 per share. The exercise price of these options was adjusted to $3.31 based upon the quoted market share price of HAI's common stock as reported on the NASDAQ National Market on the date of the repricing. Accordingly, HealthAxis now accounts for these options as a variable award.

                        o The UICI Voting Trust agreement, dated February 11,
                          2000, was amended, effective July 31, 2000, to among other things, extend the termination date of the trust if the HAI merger is not consummated to March 31, 2001, and revise the procedure by which a successor trustee is elected. The amended agreement also reduces shares in the trust to 6,433,069 shares.

                        o Effective August 15, 2000, Al Clemens, HAI's and
                          HealthAxis' Chairman, HealthAxis and HAI entered into a termination agreement of Mr. Clemens' current employment contract. The agreement, among other things, releases HealthAxis as a party to Mr. Clemens' amended employment agreement.

                        o On September 29, 2000, HAI, HealthAxis and HealthAxis
                          Acquisition Corp., the wholly-owned subsidiary of HAI, entered into the Amended and Restated Agreement and Plan of Reorganization (the "Amended and Restated Merger Agreement") which provides for the merger of HealthAxis with the wholly-owned subsidiary of HAI, pursuant to which shareholders of HealthAxis will receive shares of HAI common stock in exchange for their shares of HealthAxis (the "Reorganization").

                          The Amended and Restated Merger Agreement, which amends the Agreement and Plan of Reorganization dated January 26, 2000, as subsequently amended on March 27, 2000, among other things, revises the number of shares of HAI's common stock that will be exchanged for each outstanding share of HealthAxis common stock from
                          1.127 shares to 1.334 shares. The Amended and Restated Merger Agreement also amends certain of the representations and warranties, extends the date for termination of the merger by either party to March 31, 2001, and provides HealthAxis with the ability to terminate the merger if HAI has not met certain conditions by October 31, 2000. Under the Amended and Restated Merger Agreement, HealthAxis may terminate the Reorganization if HAI is not unconditionally and irrevocably released from the guarantee agreement with Hannover Life Reassurance Company of America by October 31, 2000. HAI and Hannover Life Reassurance Company of America are in the process of negotiating a settlement regarding the outstanding amount.

                              HealthAxis.com, Inc.
              Restated Notes to Consolidated Financial Statements
                             (dollars in thousands)


                          As a result of these changes, HAI intends to file an amendment to its Registration Statement on Form S-4 to reflect these changes as well as respond to SEC Staff comments.

                        o HealthAxis and HAI entered into loan agreements dated
                          as of September 29, 2000, which provides for HealthAxis to loan HAI of up to $3,404,580. The amount is evidenced by three promissory notes. HAI's obligations under these notes are secured pursuant to a stock pledge and security agreement between HAI and HealthAxis dated as of September 29, 2000 in which a maximum of 1,000,000 shares of HealthAxis stock owned by HAI are pledged as collateral to the loans. The notes become due and payable on the earlier of March 31, 2001 or the date the HAI merger is consummated. The interest on the principal under each note will accrue at 12% per annum from the date of the note until the date the note terminates.

                      HealthAxis.com, Inc. and Subsidiaries
                           Consolidated Balance Sheets
             (Dollars in thousands except share and per share data)


                                                                                  September 30,    December 31,
                                                                                  --------------  ---------------
                                                                                       2000            1999
                                                                                  --------------- ---------------
                                                                                     (Unaudited)
Assets........................................................................
Cash and cash equivalents.....................................................         $  25,167         $ 56,444
Accounts receivable, net of allowance for doubtful accounts of $103...........             8,983                -
Prepaid expenses..............................................................               622                -
Other current assets..........................................................             1,481              369
                                                                                       ---------         --------
         Total current assets.................................................            36,253           56,813

Property, equipment and software, less accumulated depreciation and
    Amortization of $8,458 and $1,088, respectively...........................             7,191              159
Capitalized software and contract start-up costs, less accumulated amortization
of $1,437.....................................................................             4,884                -
Goodwill, less accumulated amortization of $25,582............................           656,602                -
Customer base,  less accumulated amortization of $3,226.......................            13,979                -
Deferred acquisition costs....................................................               341              750
Long-term receivables from employees..........................................               629                -
Investment in Digital Insurance...............................................             3,178
Assets held for sale..........................................................                 -            7,204
Other assets..................................................................               316                -
                                                                                       ---------         --------
         Total assets.........................................................         $ 723,373         $ 64,926
                                                                                       ---------         --------
Liabilities and Stockholders' Equity..........................................
Accounts payable..............................................................           $   636          $ 1,438
Accrued liabilities...........................................................             5,185            3,967
Deferred revenues.............................................................               432                -
Obligations under capital lease...............................................               160               29
                                                                                       ---------         --------
         Total current liabilities............................................             6,413            5,434

Obligations under capital lease...............................................                40                -
Other liabilities.............................................................                16                -
                                                                                       ---------         --------
         Total liabilities....................................................             6,469            5,434
Commitments:
Preferred Stock Series B $.13 cumulative, redeemable..........................
    and convertible preferred:  625,529 shares issued and outstanding.........             2,804            2,804

Stockholders' Equity:
Preferred stock, par value $1:  authorized 20,000,000 shares:
    Series A cumulative convertible, 545,916 shares issued and outstanding....               546              546
    Series C cumulative convertible, 1,526,412 shares issued and outstanding..             1,526            1,526
    Series D cumulative convertible, 333,334 shares  issued and outstanding...               333              333
Common stock, no par value:  authorized 100,000,000,
    42,477,450 and 20587,314 shares issued and outstanding....................           795,038           70,506
Additional paid-in capital....................................................            18,285           18,285
Accumulated deficit...........................................................           (94,757)         (34,508)
Unearned compensation.........................................................            (6,871)               -
                                                                                       ---------         --------
         Total stockholders' equity...........................................           714,100           56,688
                                                                                       ---------         --------
         Total liabilities and stockholders' equity...........................         $ 723,373         $ 64,926
                                                                                       =========         ========

                                 See notes to consolidated financial statements.

                      HealthAxis.com, Inc. and Subsidiaries
                      Consolidated Statement of Operations

       (Dollars in thousands, except share and per share data) (Unaudited)

                                                    Three months ended September 30,     Nine months Ended September 30,
                                                   -----------------------------------  -----------------------------------
                                                         2000             1999                 2000              1999
                                                         -----            -----                -----             -----
Revenue                                                $     11,016     $       -            $   32,754       $      -

Expenses:
     Cost of revenues                                         7,481             -                22,850              -
     Operating                                                3,797           192                13,658            296
     Sales and marketing                                        773           115                 2,389            282
     General and administrative                               1,550           873                 6,469          2,385
     Amortization of intangibles                              9,841             -                29,523              -
                                                       ------------     ---------              --------        --------
             Total Expenses                                  23,442         1,180                74,889          2,963
                                                       ------------     ---------              --------        --------

     Operating Loss                                         (12,426)       (1,180)              (42,135)        (2,963)

     Interest and other income, net                             231           113                 1,375            206
                                                       ------------     ---------              --------        --------

Loss from continuing operations                             (12,195)       (1,067)              (40,760)         (2,757)

Loss from discontinued operations                                 -        (7,922)              (17,540)        (16,090)
Loss on sale of discontinued operations                           -             -                (1,949)             -
                                                       ------------     ---------              --------        --------
      Total loss from discontinued operations               (12,195)       (7,922)              (19,489)        (16,090)
                                                       ------------     ---------              --------        --------
      Net loss                                              (12,195)       (8,989)              (60,249)        (18,847)

Dividends on preferred stock                                      -             -                     -            (129)
                                                       ------------     ---------              --------        --------

Net loss applicable common stockholders                $    (12,195)    $  (8,989)            $ (60,249)      $ (18,976)
                                                       ============     =========             =========       =========

Loss per share of common stock (basic and diluted)

   Continuing operations                               $      (0.29)    $   (0.07)            $    (.98)      $   (0.17)
   Discontinued operations                                        -         (0.47)                (0.46)          (0.98)
                                                       ------------     ---------              --------        --------
   Net loss                                            $      (0.29)    $   (0.54)            $   (1.44)      $   (1.15)
                                                       ============     =========             =========       =========

Weighted average common shares and equivalents
Used in computing (loss) per share
    Basic and diluted                                    42,477,000    16,739,000            41,910,000      16,479,000


                 See notes to consolidated financial statements.

                      HealthAxis.com, Inc. and Subsidiaries
           Consolidated Statements of Changes in Stockholders' Equity
                           (In thousands) (Unaudited)

                                      Preferred Stock       Preferred Stock       Preferred Stock
                                         Series A               Series B              Series D             Common Stock
                                    -------------------    -----------------     -----------------     --------------------
                                    Shares      Amount     Shares     Amount     Shares     Amount     Shares       Amount
                                    ------      ------     ------     ------     ------     ------     ------       ------
BALANCE, DECEMBER 31, 1999          545,916     $  546    1,526,412    $ 1,526    333,334    $ 333     20,587,311   $  70,506

Issuance of common stock                                                                               21,807,567     710,587

Valuation of Insurdata options

Issuance of stock options                                                                                              11,901

Amortization of unearned
  compensation                                                                                                         (1,385)

Stock options exercised                                                                                    82,572         183

Stock option compensation.                                                                                              3,246

Net loss
                                    --------   ------    ----------   -------    -------     -----     ----------    ---------
BALANCE, SEPTEMBER 30, 2000          545,916   $  546     1,526,412   $ 1,526    333,334     $ 333     42,477,450    $ 795,038
                                    ========   ======    ==========   =======    =======     =====     ==========    =========

[RESTUBBED TABLE]

                                        Additional
                                         Paid-In       Accumulated       Unearned        Unearned
                                        -----------    -----------     ------------      ---------
                                         Capital         Deficit       Compensation        Total
                                         -------         -------       ------------        -----
BALANCE, DECEMBER 31, 1999              $ 18,285        $(34,508)        $     --       $  56,688

Issuance of common stock                                                                  710,587

Valuation of Insurdata options                                            (10,691)        (10,691)

Issuance of stock options                                                                  11,901

Amortization of unearned
  compensation                                                              3,820           2,435

Stock options exercised                                                                       183

Stock option compensation.                                                                  3,246

Net loss                                                 (60,249)                         (60,249)
                                        --------        --------         --------       ---------
BALANCE, SEPTEMBER 30, 2000             $ 18,285        $(94,757)        $ (6,871)      $ 714,100
                                        ========        ========         ========       =========

                See notes to consolidated financial statements.

                      HealthAxis.com, Inc. and Subsidiaries

                      Consolidated Statements of Cash Flows

                       (Dollars in thousands) (Unaudited)


                                                                                  Nine Months Ended
                                                                       ---------------------------------------
Cash flows from operating activities                                     September 30,         September 30,
                                                                             2000                  1999
                                                                       ----------------     ------------------
  Net loss                                                                $ (60,249)           $ (18,847)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
      Loss on disposal of discontinued operations                             7,750                    -
      Depreciation and amortization                                          32,327               10,059
      Bad debt reserve                                                           25                    -
      Stock option compensation                                               3,246                   48
      Loss on disposition of assets                                             514                    -
      Change in:
         Accounts receivable                                                 (2,498)                   -
         Prepaid expense                                                        134               (3,620)
         Other current assets                                                   335
         Other assets                                                           (57)
         Accounts payable and accrued liabilities                            (1,761)               1,098
         Accrued liabilities                                                 (4,129)
         Deferred revenues                                                       35                 (266)
         Other liabilities                                                     (352)                 (64)
                                                                          ---------            ---------
  Net cash used in operating activities                                     (24,680)             (11,592)
                                                                          ---------            ---------
Cash flows from investing activities

      Cash in acquired company                                                2,126                    -
      Payment of acquisition costs                                           (1,031)
      Investment in capitalized software and contract start-up               (2,646)                   -
      Investment in contract start up                                           (28)                   -
      Issuance of notes receivable                                           (1,380)                   -
      Purchases of property, equipment and software                          (3,692)              (1,604)
                                                                          ---------            ---------
  Net cash used in investing activities                                      (6,651)              (1,604)
                                                                          ---------            ---------


                      HealthAxis.com, Inc. and Subsidiaries

                       (Dollars in thousands) (Unaudited)


                                                                                  Nine Months Ended
                                                                       ---------------------------------------
                                                                         September 30,         September 30,
                                                                             2000                  1999
                                                                       ----------------     ------------------
Cash flows from financing activities

    Payments on capital leases                                                 (129)                    -
    Costs incurred for issuing stock                                                                 (725)
    Net proceeds from sales of HealthAxis common stock                            -                 6,281
    Net proceeds from the sales of HealthAxis preferred stock                     -                12,807
    Exercise of HealthAxis options                                              183                     -
                                                                          ---------              --------

  Net cash (used in) provided by financing activities                            54                18,363
                                                                          ---------              --------

  (Decrease) in cash and cash equivalents                                   (31,277)                5,167
  Cash and cash equivalents, beginning of period                             56,444                 1,724
                                                                          ---------              --------

  Cash and cash equivalents, end of period                                $  25,167              $  6,891
                                                                          =========              ========

Supplemental disclosure of cash flow information:
    Interest paid                                                         $      66              $      6
    Dividends on Preferred Stock                                          $       -              $    129

Non-cash financing activities
    Issuance of warrants                                                  $       -              $    914

Adjust value of common stock issuance                                     $       -              $     87
Non-cash investing activities
In 1999, the Company received capital lease obligations in
  connection with the acquisition of certain equipment                    $       -              $    154


                 See notes to consolidated financial statements.

                      HealthAxis.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                              Dollars in Thousands

Note A - Description of business and basis of presentation

Unaudited Financial Information

The unaudited condensed consolidated financial statements have been prepared by HealthAxis.com, Inc. and subsidiaries (the "Company" or "HealthAxis"), pursuant to the rules and regulations of the Securities and Exchange Commission and reflect all adjustments which, in the opinion of the Company, are necessary to present fairly the results for the interim periods. Certain financial information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the accompanying disclosures are adequate to make the information presented not misleading. Results of operations for the three and nine month periods ended September 30, 2000, are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

These financial statements should be read in conjunction with the financial statements and notes thereto contained in the Company's Financial Statements for the year ended December 31, 1999 included herein.

General

HealthAxis.com, Inc. ("HealthAxis") was formed as a Pennsylvania corporation on March 26, 1998. On January 7, 2000, HealthAxis completed a merger with Insurdata Incorporated ("Insurdata") as described in Note B (the "Insurdata Merger"). On June 30, 2000, HealthAxis entered into an Asset Purchase Agreement to sell certain assets used in connection with its retail website, to Digital Insurance, Inc. ("Digital"), (see Note C). In connection with this transaction, HealthAxis and Digital entered into additional agreements also described in Note C.

Prior to the sale of assets to Digital, HealthAxis' eDistribution Group operated as a retail website. As a result of the sale of assets to Digital, which was consummated on October 13, 2000, the eDistribution Group will no longer be an operating segment. HealthAxis' remaining operations provide web-enablement for both healthcare payers (including insurance companies, Blue Cross and Blue Shield Organizations, third-party administrators and large self-funded groups) and the intermediaries through which product is sold and serviced.

As of December 31, 1999 and September 30, 2000, HealthAxis Incorporated ("HAI") owned 66.9% (15,801,644 shares owned out of 23,618,505 shares outstanding) and 34.7% (15,801,644 shares owned out of 45,508,640 shares outstanding), respectively, of HealthAxis' common and preferred stock. As of September 30, 2000, HAI owned 36.2% (15,355,728 shares owned out of 42,477,449 shares outstanding) of HealthAxis' common stock. Due to various voting trust agreements, affiliates of HAI had, as of September 30, 2000, voting power for an additional 19.5% of HealthAxis' common and preferred stock. As a result of HAI and its affiliates (who are members of either or both the HAI and HealthAxis Board of Directors) having voting power with respect to a total of 54.2% of HealthAxis' common and preferred stock, HAI has operating control and consolidates HealthAxis for financial reporting purposes.

The Board of Directors of HealthAxis will consist of up to nine members. UICI and HAI may each independently nominate three nominees to the board, and, the remaining three directors will be nominated by mutual agreement of HAI (acting by the vote of a majority of the members of the board that were nominated by or agreed upon by UICI) and UICI. At September 30, 2000, two HealthAxis' board members also served on the Board of Directors of UICI, four of HealthAxis' board members also served on the Board of Directors of HAI and two are either an officer or a consultant of HealthAxis.

                      HealthAxis.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                              Dollars in Thousands

On January 26, 2000, HAI and HealthAxis entered into an Agreement and Plan of Reorganization and Agreement and Plan of Merger pursuant to which HAI plans to acquire all of the outstanding shares of HealthAxis it does not currently own through the merger of HealthAxis with a wholly owned subsidiary of HAI. This transaction is referred to as the HAI Merger. In connection with this merger, on February 11, 2000, HAI filed a Registration Statement on Form S-4 with the Securities and Exchange Commission to seek shareholder approval of the HAI Merger and register the HAI common stock to be issued to the HealthAxis shareholders. The Form S-4 regarding this transaction is currently pending at the Securities and Exchange Commission. On September 29, 2000, HAI and HealthAxis entered into an Amended and Restated Agreement and Plan of Reorganization and Amended and Restated Agreement and Plan of Merger, which was further amended on October 26, 2000, and among other things, adjusted the merger exchange ratio from 1.127 to 1.334. This transaction is expected to close in the first quarter of 2001.

Note B - Merger with Insurdata Incorporated

On January 7, 2000, HealthAxis completed a merger with Insurdata, a health care technology company and a majority owned subsidiary of UICI (the "Insurdata Merger"). The transaction was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, Business Combinations. HealthAxis was determined to be the accounting acquirer. As a result, the net assets of Insurdata have been recorded at their fair value with the excess of the purchase price over the fair value of the net assets acquired allocated to goodwill.

In connection with the Insurdata Merger, each outstanding share of Insurdata common stock was converted into the right to receive 1.33 shares of HealthAxis common stock. HealthAxis issued 21,807,567 shares of HealthAxis common stock to Insurdata shareholders. In connection with the Insurdata Merger, HealthAxis also issued 426,930 options to purchase HealthAxis common stock to existing Insurdata optionholders. The fair value of the consideration given by HealthAxis for the acquisition of Insurdata under the purchase method of accounting totaled $723,927. This purchase price consideration consisted of: (1) the fair value of the HealthAxis common shares issued to Insurdata shareholders totaling $654,799 ($30.03 per share), (2) the fair value of HealthAxis options granted to Insurdata optionholders under Insurdata stock option plans totaling $11,901 (average fair value of $27.87 per option), (3) the difference between the fair value of shares issued in the December 7, 1999 private placement and the $15 issue price totaling $55,788, and (4) merger costs totaling $1,439. The fair value per share of HealthAxis common stock was determined based upon the quoted NASDAQ market price of HAI common stock on the measurement date of December 7, 1999. The value of the December 7, 1999 private placement of HealthAxis common shares in excess of the cash received from their issuance represents additional value tendered by HealthAxis in a transaction occurring simultaneously with the purchase of Insurdata. The fair value of the HealthAxis options granted to Insurdata optionholders was determined using the Black Scholes option pricing model.

                      HealthAxis.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                              Dollars in Thousands

The fair value of the Insurdata assets acquired and liabilities assumed through the Insurdata Merger were:

         Cash and cash equivalents                $   2,126
         Accounts receivable, net                     5,834
         Fixed assets                                 6,278
         Developed software                           2,862
         Unearned compensation                       10,691
         Customer base                               17,205
         Goodwill                                   682,184
         Other assets                                 1,768
         Other liabilities                           (5,021)
                                                  ---------
                                                  $ 723,927

Developed software, customer base, and goodwill are being amortized over their estimated useful lives of 3, 4 and 20 years, respectively. The amount allocated to unearned compensation is based upon the intrinsic value of the unvested HealthAxis options issued to Insurdata optionholders discussed above and is being amortized over the remaining vesting term of the options. HealthAxis has recorded the unearned compensation as a reduction of stockholders' equity.

Unaudited pro forma financial information for the three and nine months ended September 30, 1999, as though the Insurdata Merger had occurred on January 1, 1999, is as follows:


                                             Three Months          Nine Months
                                                Ended                 Ended
                                             -------------        -------------
                                                    September 30, 1999
                                             ----------------------------------

       Revenues                                $  11,337            $  31,837
       Net Loss                                $ (18,361)           $ (48,246)
       Net loss per common share               $   (0.48)           $   (1.49)
       Weighted average common shares
         outstanding (basic and diluted)      38,547,000           32,287,000

Note C - Discontinued Operations

On June 30, 2000, HealthAxis entered into an Asset Purchase Agreement to sell certain assets used in connection with its retail website to Digital, which was amended on September 29, 2000. Included in the sale was the current and next generation of the retail website user interface (the presentation layer of the website that includes the graphical templates that create the look and feel of the website), all existing in-force insurance policies, certain physical assets, and agreements, including, but not limited to portal marketing agreements and agreements related to the affiliate partner program. This transaction closed on October 13, 2000. The consideration received by HealthAxis in return for those assets consisted of: $500 in cash; a $500 note; 11% of the outstanding shares of Digital, on a fully-diluted basis, at closing; and a portion of Digital's net commission revenues received by Digital through the acquired website user interface or an affinity partner. In accordance with Accounting Principles Board Opinion Number 30, HealthAxis has reported the operations of the eDistribution group as discontinued operations for all the periods presented. The operating results of HealthAxis' eDistribution Group are reported as discontinued operations as of the measurement date of June 30, 2000 and the financial statements are restated for all periods presented. The sale of assets to Digital Insurance, Inc. has been recorded as of September 30, 2000 because the sale was a material subsequent event that was consummated prior to the issuance of the interim financial statements.

                      HealthAxis.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                              Dollars in Thousands

In connection with the Digital Sale, HealthAxis and Digital entered into a Software Licensing and Consulting Agreement under which HealthAxis will provide specific services to Digital. This agreement provides HealthAxis with: a perpetual nonexclusive license to use and sublicense, subject to certain restrictions, the user interface sold to Digital Insurance; licensing fees over the next 30 months of $3.0 million for software owned by HealthAxis that will be used by Digital in conjunction with the user interface it purchased; and professional service fees over the next 12 months of a minimum of $3.0 million for services relating to customizing, maintaining and upgrading the user interface and other software.

A loss on the sale of discontinued operations in the amount of $1,949 has been recorded as of the date of the sale agreement. Included in the loss is $2,250 representing management's estimate of the amount of expected future losses from the retail website during the phase-out period from July 1, 2000 to December 31, 2000.

A summary of the major components of the estimated loss on the sale of the assets to Digital on June 30, 2000 is as follows:

      Value of Digital shares received                          $   3,178

      Cash and note received at closing                             1,000
      Provision for eDistribution Group's future losses            (2,250)
      Book value of other eDistribution Group assets               (3,877)
                                                                ---------

      Estimated loss on sale of discontinued operations          $ (1,949)
                                                                 ========

The fair value of the 3,178,170 shares of Digital Insurance, Inc. common stock received by HealthAxis has been recorded at the stated value in the Asset Purchase Agreement and based on a prior investment received by Digital.

                      HealthAxis.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                              Dollars in Thousands


Following is a summary of the results of the Company's discontinued operations for the three months and the nine months ended September 30, 2000 and 1999:

                                           Three Months Ended           Nine Months Ended
                                              September 30,                September 30,
                                           -------------------         --------------------
                                             2000        1999            2000        1999
                                           --------     ------         -------      -------
Revenues                                   $     0      $    84        $    672     $    125

Expenses:
    Operating and development                    0        2,547           5,741        4,473
    Sales and marketing                          0        5,441          11,496       11,707
    General and administrative                   0           18              19           35
    Amortization of intangibles                  0            0             956            0
                                           -------      -------        --------     --------
Total expenses                                   0        8,006          18,212       16,215
                                           -------      -------        --------     --------

Operating loss                             $     0      $(7,922)       $(17,540)    $(16,090)
                                           -------      -------        --------     --------


Note D - Revenue Recognition

The Company's revenues consist primarily of transaction fees, professional services fees, and data capture fees.

Transaction revenues are earned on a fee-per-unit basis. Depending on the product or service provided, the fee may be a charge per covered life or member, per transaction processed, per document or electronic transmission, or per unit serviced (such as per PC for LAN support). Transaction revenue is derived from HealthAxis' workflow and business applications, data capture outsourcing services and technology management services. Transaction revenue is recorded in the month the services are rendered.

Professional service revenue consists of time and materials projects and fixed price projects. Time and materials projects are billed on a fee per hour or per day, or based upon a multiple of monthly salary, dependent upon the nature of the project. Such revenue is recorded as the services are performed. Professional services revenue on fixed price projects is recognized using the percentage-of-completion method in proportion to the hours expended compared to the total hours projected for the project. Changes in estimates of percentage-of-completion are recognized in the period in which they are determined. Provisions for estimated losses, if any, are made in the period in which the loss first becomes apparent. Professional service revenue is derived from HealthAxis' system integration, consulting and programming services, as well as customization and implementation performed in conjunction with workflow and business application software.

Data Capture revenues are earned on a fee per unit basis, typically per claim or per document. These fees are recorded in the month the services are rendered.

Note E - Related Party Transactions

HealthAxis conducts a significant amount of business with a major shareholder, UICI. HealthAxis currently provides services to a number of UICI subsidiaries and affiliates pursuant to written agreements ranging from one to five years, with annual renewable options thereafter. These services include the use of

                      HealthAxis.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                              Dollars in Thousands


certain of its proprietary workflow and business applications, as well as systems integration and technology management. UICI and its subsidiaries and affiliates constitute, in the aggregate, HealthAxis' largest customer. For the three months and the nine months ended September 30, 2000, UICI and its subsidiaries and affiliates accounted for an aggregate of $6,629 (60%) and $20,905 (64%), respectively, of HealthAxis' total revenues. As of September 30, 2000, HealthAxis had trade receivables from UICI and its subsidiaries and affiliates of $2,774 (31%).

Note F - Capitalized Software and Contract Start-up Costs

Developed Software

HealthAxis incurs development costs that relate primarily to the development of new products and major enhancements to existing services and products. HealthAxis expenses or capitalizes, as appropriate, these development costs in accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. All development costs related to software development projects incurred prior to the time a project has reached technological feasibility are expensed. Software development costs incurred subsequent to reaching technological feasibility are capitalized. If the process of developing a new product or major enhancement does not include a detailed program design, technological feasibility is determined only after completion of a working model. HealthAxis capitalized $2,646 in software development costs during the nine months ended September 30, 2000. All software development costs capitalized are amortized using an amount determined as the greater of (i) the gross revenue method or (ii) the straight-line method over the remaining economic life of the product (generally three to five years). HealthAxis recorded amortization expense relating to capitalized software development costs of $281 and $784 during the three months and nine months ended September 30, 2000, respectively.

Contract Start-up Costs

HealthAxis capitalizes costs directly attributable to contract start-up activities in accordance with SOP 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. Costs capitalized include direct labor and fringe benefits. Such costs are amortized over the life of the respective contract. All other start-up costs not directly related to contracts are expensed in accordance with SOP 98-5, Reporting on the Costs of Start-up Activities. Contract start-up costs capitalized during the nine months ended September 30, 2000 totaled $28. HealthAxis recorded amortization expense relating to contract start-up costs of $65 and $239 during the three months and the nine months ended September 30, 2000, respectively.

Note G - Amortization of Intangibles

Amortization of intangibles is comprised of the following for the three months and the nine months ended September 30, 2000:

                                              Three Months    Nine Months
                                                 Ended          Ended
                                             ----------------------------
                                                   September 30, 2000
                                             ----------------------------
     Amortization of goodwill                $  8,527          $   25,581
     Amortization of customer base              1,075               3,226
     Amortization of developed software           239                 716
                                             --------          ----------
                                             $  9,841          $   29,523
                                             ========          ==========

                      HealthAxis.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                              Dollars in Thousands


         At September 30, 2000, the Company performed an impairment evaluation of long-lived assets and determined that none were impaired. The Company currently knows of no events that would allow for the write down of goodwill other than the revaluation associated with the HAI merger.

Note H - HealthAxis.com, Inc. Stock Options

During the first quarter of 2000, the board of directors of HealthAxis granted 1,178,200 options under its 1998 Stock Option Plan (the "1998 Plan"). All such options were granted with an exercise price of $15.00 per share, which represented the fair value of the HealthAxis common stock as determined by the Board of Directors based upon privately negotiated equity transactions. Since this grant price was below the public fair market value of HAI's common stock on the dates of the grants, HealthAxis has recorded compensation expense of $2,331 for the nine months ended September 30, 2000 which is included in merger related costs. This expense is based upon the intrinsic value method under Accounting Principles Board opinion No. 25 Accounting for Stock Issued to Employees.

On May 24, 2000 and September 22, 2000, the board of directors of HealthAxis granted 227,425 and 145,200 options, respectively, under the 1998 Plan. These options were granted with exercise prices equaling the quoted market share price of HAI on the date of grant. No stock based compensation has been recorded related to these grants as the exercise prices of the options equaled the deemed fair value of HealthAxis' common stock on the dates of grant.

On May 24, 2000, the board of directors of HealthAxis repriced 1,773,050 existing options. The options affected had original exercise prices ranging from $12.00 to $15.00 per share. The exercise price of these options was adjusted to $3.31 based upon the quoted market share price of HAI's common stock as reported on the NASDAQ National Market on the date of the repricing. Accordingly, HealthAxis now accounts for these options as a variable award.

Note I - Commitments and Contingencies

Effective August 15, 2000, Al Clemens, HAI's and HealthAxis's Chairman, HealthAxis and HAI entered into a termination agreement of Mr. Clemens' current employment contract, which, among other things, releases of HealthAxis from the current employment contract.